Essex Property Trust, Inc. and BRE Properties to Combine in $15.4 billion Transaction

Combination Creates the Pre-Eminent West Coast Multifamily REIT with Total Market Capitalization of Approximately $15.4 billion.

Palo Alto, CA and San Francisco, CA — December 19, 2013—Essex Property Trust, Inc. (NYSE: ESS) and BRE Properties (NYSE: BRE) announced today that they have entered into a definitive agreement under which BRE Properties will combine with Essex, creating the only publicly traded West Coast pure play multifamily REIT. The combined company is expected to have a pro forma equity market capitalization of approximately $10.4 billion and a total market capitalization of approximately $15.4 billion.

Under the terms of the agreement, each BRE common share will be converted into 0.2971 newly issued shares of Essex common stock plus $12.33 in cash. Based on the closing stock price for Essex on December 18, 2013, this transaction is valued at $56.21 per BRE share.

Essex has obtained committed financing of $1.0 billion which is available if needed to fund the cash portion of the purchase price. The company is exploring several alternatives to fund the cash needs of the transaction including asset sales, joint ventures or new financing. The merger is subject to customary closing conditions, including receipt of approval of Essex and BRE shareholders. The parties currently expect the transaction to close during the first quarter of 2014.

“The combination of Essex and BRE creates a stronger platform for sustainable growth and value creation going forward. The combined company will be the largest and only publicly traded pure play apartment REIT on the West Coast which we believe will provide a greater competitive advantage in our markets,” said Michael Schall, Essex’s President and CEO. “In addition, by combining the strengths of the two platforms, which have a significant geographic overlap, we expect to realize operating efficiencies and further enhance our growth profile.”

“For over a year, BRE’s board and management team have been evaluating alternatives to maximize shareholder value. We are pleased to have reached this agreement with Essex, which we believe will deliver significant value to all of our stakeholders,” said Constance B. Moore, Chief Executive Officer of BRE. “This transaction will create a must-own sharpshooter REIT focused on West Coast apartments, and we believe this is a great outcome for our Company. After careful consideration, we determined that combining with Essex is the best way to accelerate our strategic plans and create an organization with greater reach, capabilities and financial resources. We are especially pleased that BRE shareholders will realize compelling and immediate value as well as shares in one of the industry’s most highly regarded companies, so they can participate in the upside potential inherent in this powerful combination. Our team is looking forward to working with Essex’s management to create a platform with best-in-class associate talent and practices.”

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743

www.essexpropertytrust.com

Strategic and Financial Benefits

•	Creates the leading public owner of multifamily properties in highly attractive West Coast markets
•	Combination of best-in-class management teams and sharing of best practices
•	Highly complementary footprints and strategies provide opportunity for meaningful synergies
•	Larger scale enhances capital market opportunities and provides lower cost of capital over the long term

Leadership and Integration

The Boards of Directors of both Essex and BRE have unanimously approved the merger. Michael Schall will serve as President and CEO of the combined company. Three directors from the BRE Board will be added to the Essex Board of Directors, bringing the total to 13 members.

Upon completion of the merger, the company will retain the Essex name and will continue to trade under the ticker symbol ESS (NYSE).

Anticipated Synergies and Accretion

Annual synergies are expected to be in an amount sufficient to offset the expected increase in property taxes due to Proposition 13. The combined company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and leveraging of our platform and systems. The savings are expected to be realized upon the full integration, which is expected within an 18-month period following the close.

The company anticipates the transaction to be accretive on a run rate basis to Core Funds from Operation (FFO) on a per diluted share basis of approximately $0.05-$0.08 annually.

Ownership

On a pro forma basis, following the merger, former Essex equity holders will hold approximately 63% of the combined company’s equity, and former BRE equity holders will hold approximately 37%.

Pro Forma Operations and Balance Sheet

Both companies have high-quality, well located properties on the West Coast. On a pro forma basis, the combined company will own approximately 56,000 multifamily units in 239 properties in three major regions of Southern California, Northern California and Seattle.

The combined company is expected to have greater liquidity, a strong investment grade balance sheet and a well-staggered debt maturity profile provided by long-standing lending partners.

“This transaction allows us to maintain our strong balance sheet and is consistent with our disciplined approach to capital allocation. We believe combining with BRE improves our financial flexibility and liquidity which we expect will reduce the combined company’s long-term cost of capital,” said Michael Dance, Chief Financial Officer of Essex.

Dividend Policy and Declaration

Following the closing of the transaction, Essex intends to maintain its current annual dividend of $4.84/share. The timing of the pre-closing regularly quarterly dividends of Essex and BRE will be coordinated such that, if one set of shareholders receives their dividend for a particular quarter prior to the closing of the merger, the other set of shareholders will also receive their dividends for such quarter prior to the closing of the merger.

Advisors

UBS Investment Bank acted as lead financial advisor to Essex and provided 50% of the committed bridge financing. Citigroup acted as financial advisor and as administrative agent of the bridge facility. Goodwin Procter LLP acted as legal advisor to Essex.

Wells Fargo Securities acted as exclusive financial advisor and Latham & Watkins LLP acted as legal advisor to BRE.

Conference Call and Webcast

The companies will host a joint conference call on December 19, 2013 at 7:00 am PST (10:00 am EST) to discuss the business combination. The conference call-in number is (877) 407-0784, no passcode is required, or interested parties can join the live webcast of the conference call by accessing the investor relations section of each company’s website at www.essexpropertytrust.com or www.breproperties.com. A replay of the webcast will be available on Essex’s or BRE’s websites or by calling (877) 870-5176 and using the pin 13573981.

An investor presentation discussing the proposed transaction will be available under the investor relation section of each company’s website at www.essexpropertytrust.com and www.breproperties.com

About Essex Property Trust

Essex Property Trust, Inc., an S&P 400 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages apartment communities located in highly desirable, supply-constrained markets. Essex currently has ownership interests in 163 multifamily properties with an additional 11 properties in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com.

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in the major metropolitan markets of Southern and Northern California and Seattle. As of September 30, 2013, BRE directly owns 75 multifamily communities (totaling 21,396 homes) and has a joint venture interest in an additional apartment community (totaling 252 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements which are based on current expectations, estimates and projections about the industry and markets in which Essex and BRE operate and beliefs of and assumptions made by Essex management and BRE management, involve uncertainties that could significantly affect the financial results of Essex or BRE or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving Essex and BRE, including future financial and operating results (such as FFO), and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) changes in market demand for rental apartment homes and competitive pricing, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger on the terms described or at all and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Essex and BRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither Essex nor BRE undertakes any duty to update any forward-looking statements appearing in this press release.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Essex expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Essex and BRE that also constitutes a prospectus of Essex. Essex and BRE also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Essex and BRE with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Essex with the SEC will be available free of charge on Essex’s website at www.essexpropertytrust.com or by contacting Essex Investor Relations at (650) 494-3700. Copies of the documents filed by BRE with the SEC will be available free of charge on BRE’s website at www.breproperties.com or by contacting BRE Investor Relations at (415) 445-3745.

Certain Information Regarding Participants

Essex and BRE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Essex’s executive officers and directors in Essex’s definitive proxy statement filed with the SEC on April 1, 2013. You can find information about BRE’s executive officers and directors in BRE’s definitive proxy statement filed with the SEC on March 11, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Essex or BRE using the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information

Essex Property Trust

Investors:

Barb Pak

Director of Investor Relations

(650) 494-3700

Media:

Sard Verbinnen & Co

Renée Soto / Lesley Bogdanow

(212) 687-8080

BRE Properties, Inc.

Investors:

Stephanie T. Andre

(415) 445-3745

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jonathan Keehner/ Joseph Sala

(212) 355-4449